Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2026, with respect to the consolidated financial statements of Senti Biosciences, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

April 24, 2026